UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 4, 2013 (April 4, 2013)

Wyndham Worldwide Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-32876	20-0052541
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Sylvan Way Parsippany, NJ		07054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (973) 753-6000

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Failure to Satisfy a Continued Listing Rule or Standard.

On April 4, 2013, Wyndham Worldwide Corporation (Company) received a letter from the New York Stock Exchange (NYSE) notifying the Company that the Company did not provide timely notice to the NYSE of the record date for the Company’s upcoming 2013 Annual Meeting of Shareholders at least ten days prior to the record date for the meeting as required by NYSE rules.

The Company notes that this isolated incident occurred due to administrative error and the Company believes it has been and is in compliance with all other NYSE rules applicable to it. The Company gave notice of the record date of the annual meeting to Broadridge more than fifty days before the record date and accordingly notice was communicated to investors and the trading markets by Broadridge more than ten days before the record date. The Company confirms that the record date for its 2013 Annual Meeting of Shareholders to be held on May 14, 2013 continues to be March 15, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM WORLDWIDE CORPORATION

Date: April 4, 2013	By:	/s/ Nicola Rossi
Nicola Rossi
Chief Accounting Officer